Exhibit 99.1

NRG Energy, Inc. Reports Third Quarter 2021 Results
•Narrowing 2021 guidance and initiating 2022 financial guidance
•Direct Energy integration and synergies plan on track
•Increasing 2022 annual dividend by 8% from $1.30/share to $1.40/share
•ERCOT advancing comprehensive market reforms

HOUSTON—November 4, 2021—NRG Energy, Inc. (NYSE: NRG) today reported a third quarter 2021 net income of $1,618 million, or $6.60 per diluted common share and Adjusted EBITDA for the third quarter of $767 million.

"Our platform has demonstrated resilient year-to-date performance, despite facing supply chain constraints driven by economy-wide shortages. As a result, we are focusing on mitigating near-term impacts," said Mauricio Gutierrez, NRG President and Chief Executive Officer. "As we turn towards the remainder of the year, we will look forward to continued progress on our strategic priorities, including the completion of our announced asset sales and furthering our customer-focused strategy."

Consolidated Financial Results

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/2021	9/30/2020	9/30/2021	9/30/2020
Net Income	$1,618	$249	$2,614	$683
Cash provided by Operating Activities	$1,478	694	$1,855	$1,386
Adjusted EBITDA[a]	$767	$752	$1,990	$1,674
Free Cash Flow Before Growth Investments (FCFbG)	$395	$625	$1,163	$1,157
a. Three and nine months ended 9/30/2021 excludes the loss due to Winter Storm Uri of $21 million and $1,070 million, respectively

Segments Results

Table 1: Net Income/(Loss)

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/2021	9/30/2020	9/30/2021	9/30/2020
Texas	$251	$287	$600	$799
East	1,976	145	3,107	307
West/Services/Other[a]	(609)	(183)	(1,093)	(423)
Net Income	$1,618	$249	$2,614	$683
a. Includes Corporate segment

Third quarter net income was $1,618 million, $1,369 million higher than third quarter 2020, driven by the acquisition of Direct Energy and the resulting mark-to-market on economic hedge positions in 2021 versus 2020 which were driven by large movements in gas prices and power prices.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/2021	9/30/2020	9/30/2021	9/30/2020
Texas	$446	$514	$1,004	$1,087
East	229	140	781	359
West/Services/Other[a]	92	98	205	228
Adjusted EBITDA[b]	$767	$752	$1,990	$1,674
a. Includes Corporate segment
b. Three and nine months ended 9/30/2021 excludes the loss due to Winter Storm Uri of $21 million and $1,070 million, respectively

The following discussion of financial results exclude the impact from Winter Storm Uri:

Texas: Third quarter Adjusted EBITDA was $446 million, $68 million lower than third quarter of 2020. This decrease was driven by increased costs to service retail load resulting from increased power and fuel costs as well as replacement power due to the extended forced outage at Limestone. These were partially offset by an increase due to the acquisition of Direct Energy.

East: Third quarter Adjusted EBITDA was $229 million, $89 million higher than third quarter of 2020. This increase was driven by the acquisition of Direct Energy partially offset by lower retail volumes and higher supply costs.

West/Services/Other: Third quarter Adjusted EBITDA was $92 million, $6 million lower than third quarter of 2020. This decrease is due to lower equity earnings from the sale of Agua Caliente in February 2021 and prior year MISO uplift payments resulting from out-of-market dispatch during extreme weather. These were partially offset by an increase due to the acquisition of Direct Energy.

Liquidity and Capital Resources

Table 3: Corporate Liquidity

($ in millions)	09/30/21	12/31/20
Cash and Cash Equivalents	$259	$3,905
Restricted Cash	14	6
Total	$273	$3,911
Total Revolving Credit Facility and collective collateral facilities	3,041	3,129
Total Liquidity, excluding collateral received	$3,314	$7,040

As of September 30, 2021, NRG cash was at $0.3 billion, and $3.0 billion was available under the Company’s credit facilities. Total liquidity was $3.3 billion. Overall liquidity as of the end of the third quarter 2021 was approximately $3.7 billion lower than at the end of 2020, driven by the closing of the $3.6 billion Direct Energy acquisition, the impact of Winter Storm Uri and $255 million of deleveraging.

NRG Strategic Developments

Texas Legislation and Winter Storm Uri Updates
Following Winter Storm Uri, the Texas legislature passed an omnibus reliability and customer-protection bill, SB3, in addition to two other statutes, HB4492 and SB1580, that provide for the financial stabilization of the market through securitization. The Public Utility Commission of Texas (PUCT) has implemented these laws by adopting mandatory weatherization standards for the electric sector, proposing market design reforms that prevent extraordinary energy price excursions in ERCOT while providing supplementary revenues for dispatchable resources, and issuing orders that cumulatively provide for $2.9 billion of financial relief to load-serving entities and their customers, as well as short-paid entities. The PUCT is expected to announce additional information regarding the ERCOT market re-design on December 20, 2021. ERCOT is also expected to publish its calculation of eligible entities’ share of securitization proceeds related to extraordinary uplift costs on December 7, 2021, with such proceeds expected to be disbursed in the first quarter of 2022. ERCOT expects to disburse proceeds of the smaller market-participant default securitization in 2021.

The Company expects Winter Storm Uri's total 2021 loss before income tax to be $1,070 million driven by resettlement data, ERCOT system wide counterparty defaults, provisions for credits losses, increased uplift charges to load, ancillary charges, and other estimates including results from other regions. The Company plans to mitigate the loss by a range of $370-$570 million which includes, but is not limited to, customer bad debt mitigation, counterparty default recovery, ERCOT default and uplift regulatory securitization as noted above, and one-time cost savings. The total net impact to cash flow is expected to be $600 million based on the mid-point of the mitigants, of which $65 million will be realized in 2022 for bill credits owed to large Commercial and Industrial (C&I) customers.

Issuance of 2032 Senior Notes and Redemption of 2026 and 2027 Senior Notes
On August 23, 2021, the Company issued $1.1 billion of aggregate principal amount at par of 3.875% senior notes due 2032. The 2032 Senior Notes were issued under NRG's Sustainability-Linked Bond Framework, which sets out certain sustainability targets, including reducing greenhouse gas emissions. Failure to meet such sustainability targets will result in a 25-basis point increase to the interest rate payable on the 2032 Senior Notes from and including August 15, 2026.

The proceeds along with cash on hand were used to fund the redemption of higher interest notes including $1.0 billion 7.250% Senior Notes due 2026 and $355 million of 6.625% senior notes due 2027 on August 24, 2021. In connection with the redemptions, a $57 million loss on debt extinguishment was recorded, which included the write-off of previously deferred financing costs of $9 million, during the nine months ended September 30, 2021. The Company will realize annual interest savings of $53 million.

Narrowing 2021 Guidance and Initiating 2022 Guidance
NRG is narrowing its Adjusted EBITDA, Adjusted Cash from Operations, and Free Cash Flow Before Growth Investments (FCFbG) guidance for 2021 which excludes the full year impact of Winter Storm Uri. NRG is also initiating guidance for fiscal year 2022.

Table 4: 2021 and 2022 Adjusted EBITDA, Adjusted Cash from Operations, and FCFbG Guidance

	2021	2022
(In millions)	Revised Guidance	Guidance
Adjusted EBITDA[a]	$2,400 - $2,500	$1,950 - $2,250
Adjusted Cash Flow from Operations	$1,640 - $1,740	$1,380 - $1,680
FCFbG	$1,440 - $ 1,540	$1,140 - $1,440
a. Non-GAAP financial measure; see Appendix Tables A-4 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

Capital Allocation Update
On October 15, 2021, NRG declared a quarterly dividend on the Company's common stock of $0.325 per share, payable on November 15, 2021 to stockholders of record as of November 1, 2021. Beginning in the first quarter of 2022, NRG will increase the annual dividend by 8% to $1.40 per share.

The Company deleveraged by a total of $255 million of senior notes through September 30, 2021. The Company’s deleveraging program will extend into 2023 growing into its target investment grade metrics of 2.5 - 2.75x, primarily through the full realization of Direct Energy’s run-rate earnings. The Company remains committed to maintaining a strong balance sheet and to achieving investment grade credit metrics.

The Company's common stock dividend and debt reductions are subject to available capital, market conditions, and compliance with associated laws and regulations.

Earnings Conference Call
On November 4, 2021, NRG will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media, and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to millions of customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy.

Forward-Looking Statements
In addition to historical information, the information presented in this presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others: the potential impact of COVID-19 or any other pandemic on the Company’s operations, financial position, risk exposure and liquidity; general economic conditions, including global supply chain disruptions; hazards customary in the power industry; weather conditions and extreme weather events; competition in wholesale power and gas markets; the volatility of energy and fuel prices; failure of customers or counterparties to perform under contracts; changes in the wholesale power and gas markets; changes in government or market regulations; the condition of capital markets generally and our ability to access capital markets; cyberterrorism and inadequate cybersecurity; unanticipated outages at our generation facilities; adverse results in current and future litigation; failure to identify, execute or successfully implement acquisitions or dispositions; our ability to implement value enhancing improvements to plant operations and companywide processes including weatherization of our physical assets; our ability to achieve our net debt targets; our ability to achieve investment grade credit metrics; our ability to achieve our growth plan; our ability to retain retail customers; our ability to realize value through our market operations strategy; the ability to successfully integrate businesses of acquired companies, including Direct Energy; our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected; our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget; the inability to maintain or create successful partnering relationships; our ability to operate our business efficiently; and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not an indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of November 4, 2021. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Candice Adams	Kevin L. Cole, CFA
609.524.5428	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except for per share amounts)	2021	2020	2021	2020
Operating Revenues
Total operating revenues	$6,609	$2,809	$19,943	$7,066
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	3,692	2,034	13,496	4,925
Depreciation and amortization	199	99	569	318
Impairment losses	—	29	306	29
Selling, general and administrative costs	318	216	973	592
Provision for credit losses	64	26	715	74
Acquisition-related transaction and integration costs	17	12	81	13
Total operating costs and expenses	4,290	2,416	16,140	5,951
Gain on sale of assets	—	—	17	6
Operating Income	2,319	393	3,820	1,121
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	15	36	23	37
Impairment losses on investments	—	—	—	(18)
Other income, net	8	11	42	52
Interest expense	(122)	(99)	(374)	(292)
Total other expense	(156)	(52)	(366)	(222)
Income Before Income Taxes	2,163	341	3,454	899
Income tax expense	545	92	840	216
Net Income	1,618	249	2,614	683
Income per Share
Weighted average number of common shares outstanding — basic	245	244	245	246
Income per Weighted Average Common Share — Basic	$6.60	$1.02	$10.67	$2.78
Weighted average number of common shares outstanding — diluted	245	245	245	247
Income per Weighted Average Common Share — Diluted	$6.60	$1.02	$10.67	$2.77

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2021	2020	2021	2020
Net Income	$1,618	$249	$2,614	$683
Other Comprehensive (Loss)/Income
Foreign currency translation adjustments	(11)	4	(6)	2
Defined benefit plans	1	—	20	—
Other comprehensive (loss)/income	(10)	4	14	2
Comprehensive Income	$1,608	$253	$2,628	$685

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
(In millions, except share data)	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$259	$3,905
Funds deposited by counterparties	1,748	19
Restricted cash	14	6
Accounts receivable, net	3,096	904
Inventory	445	327
Derivative instruments	8,528	560
Cash collateral paid in support of energy risk management activities	21	50
Prepayments and other current assets	461	257
Total current assets	14,572	6,028
Property, plant and equipment, net	1,976	2,547
Other Assets
Equity investments in affiliates	167	346
Operating lease right-of-use assets, net	293	301
Goodwill	1,801	579
Intangible assets, net	2,915	668
Nuclear decommissioning trust fund	957	890
Derivative instruments	2,671	261
Deferred income taxes	1,994	3,066
Other non-current assets	619	216
Total other assets	11,417	6,327
Total Assets	$27,965	$14,902
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$504	$1
Current portion of operating lease liabilities	79	69
Accounts payable	1,967	649
Derivative instruments	6,032	499
Cash collateral received in support of energy risk management activities	1,748	19
Accrued expenses and other current liabilities	1,679	678
Total current liabilities	12,009	1,915
Other Liabilities
Long-term debt and finance leases	7,957	8,691
Non-current operating lease liabilities	257	278
Nuclear decommissioning reserve	316	303
Nuclear decommissioning trust liability	619	565
Derivative instruments	1,489	385
Deferred income taxes	74	19
Other non-current liabilities	1,166	1,066
Total other liabilities	11,878	11,307
Total Liabilities	23,887	13,222
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 423,545,261 and 423,057,848 shares issued and 244,779,313, and 244,231,933 shares outstanding at September 30, 2021 and December 31, 2020, respectively	4	4
Additional paid-in-capital	8,525	8,517
Retained earnings/(accumulated deficit)	971	(1,403)
Less treasury stock, at cost - 178,765,948, and 178,825,915 shares at September 30, 2021 and December 31, 2020, respectively	(5,230)	(5,232)
Accumulated other comprehensive loss	(192)	(206)
Total Stockholders' Equity	4,078	1,680
Total Liabilities and Stockholders' Equity	$27,965	$14,902

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
(In millions)	2021	2020
Cash Flows from Operating Activities
Net Income	$2,614	$683
Adjustments to reconcile net income to cash provided by operating activities:
Distributions from and equity in earnings of unconsolidated affiliates	8	6
Depreciation and amortization	569	318
Accretion of asset retirement obligations	21	46
Provision for credit losses	715	74
Amortization of nuclear fuel	39	40
Amortization of financing costs and debt discounts	30	23
Loss on debt extinguishment, net	57	1
Amortization of in-the-money contracts, emissions allowances and retirements of RECs	111	60
Amortization of unearned equity compensation	16	17
Net gain on sale and disposal of assets	(29)	(22)
Impairment losses	306	47
Changes in derivative instruments	(4,419)	(7)
Changes in deferred income taxes and liability for uncertain tax benefits	782	202
Changes in collateral deposits in support of energy risk management activities	1,970	96
Changes in nuclear decommissioning trust liability	38	39
Oil lower of cost or market adjustment	—	29
Changes in other working capital	(973)	(266)
Cash provided by operating activities	1,855	1,386
Cash Flows from Investing Activities
Payments for acquisitions of businesses, net of cash acquired	(3,534)	(277)
Capital expenditures	(219)	(167)
Net sales/(purchases) of emission allowances	6	(15)
Investments in nuclear decommissioning trust fund securities	(460)	(360)
Proceeds from the sale of nuclear decommissioning trust fund securities	424	318
Proceeds from sale of assets, net of cash disposed	198	15
Changes in investments in unconsolidated affiliates	—	2
Cash used by investing activities	(3,585)	(484)
Cash Flows from Financing Activities
Payments of dividends to common stockholders	(239)	(221)
Payments for share repurchase activity	(9)	(229)
Net receipts/(payments) from settlement of acquired derivatives that include financing elements	396	(6)
Repayments of long-term debt and finance leases	(1,360)	(62)
Proceeds from issuance of long-term debt	1,100	59
Payments for debt extinguishment costs	(48)	—
Payments of debt issuance costs	(18)	(24)
Proceeds from issuance of common stock	1	1
Net repayments of Revolving Credit Facility and Receivables Securitization Facilities	—	(83)
Purchase of and distributions to noncontrolling interests from subsidiaries	—	(2)
Cash used by financing activities	(177)	(567)
Effect of exchange rate changes on cash and cash equivalents	(2)	(2)
Net (Decrease)/Increase in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	(1,909)	333
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	3,930	385
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$2,021	$718

Appendix Table A-1: Third Quarter 2021 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/Services/ Other[1]	Corp/Elim	Total
Net Income/(Loss)	251	1,976	130	(739)	1,618
Plus:
Interest expense, net	—	1	3	117	121
Income tax	—	13	1	531	545
Loss on debt extinguishment	—	—	—	57	57
Depreciation and amortization	84	88	20	7	199
ARO Expense	3	4	—	—	7
Contract amortization	7	(54)	5	—	(42)
EBITDA	345	2,028	159	(27)	2,505
Winter Storm Uri	19	—	—	2	21
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	17	—	17
Acquisition-related transaction & integration costs	1	—	—	16	17
Legal Settlement	—	(15)	—	3	(12)
Deactivation costs	—	—	1	—	1
Other non recurring charges	(1)	(1)	2	3	3
Mark to market (MtM) (gains)/losses on economic hedges	82	(1,783)	(84)	—	(1,785)
Adjusted EBITDA	446	229	95	(3)	767
1 Includes International

Third Quarter 2021 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other[1]	Corp/Elim	Total
Operating revenues	2,636	3,087	886	—	6,609
Cost of fuel, purchased power and other cost of sales[2]	1,797	2,582	727	1	5,107
Economic gross margin[3]	839	505	159	(1)	1,502
Operations & maintenance and other cost of operations[4]	203	148	52	(2)	401
Selling, marketing, general and administrative	150	125	44	12	331
Provision for credit losses	58	3	3	—	64
Other (income)[5]	1	—	(35)	(6)	(40)
Winter Storm Uri impact	(19)	—	—	(2)	(21)
Adjusted EBITDA	446	229	95	(3)	767
1 Includes International
2 Includes capacity, emissions credits, and TDSP expenses in Texas and East
3 Excludes MtM gains of $1,785 million and contract amortization of $42 million
4 Excludes deactivation costs of $1 million
5 Excludes acquisition-related transaction & integration of $17 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.	Adjusted EBITDA
Operating revenues	6,609	3	(3)	—	2	(2)	6,609
Cost of operations (excluding depreciation and amortization shown below)	3,280	45	1,782	—	15	—	5,122
Depreciation and Amortization	199	(199)	—	—	—	—	—
Gross margin	3,130	157	(1,785)	—	(13)	(2)	1,487
Operations & maintenance and other cost of operations	412	—	—	(1)	—	(10)	401
Selling, marketing, general & administrative	318	—	—	—	(2)	13	329
Provision for credit losses	64	—	—	—	(32)	1	33
Other expense/(income)[1]	718	(666)	—	—	—	(95)	(43)
Net Income/(Loss)	1,618	823	(1,785)	1	21	89	767
1 Other adj. includes acquisition-related transaction & integration costs of $17 million, and adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $17 million

Appendix Table A-2: Third Quarter 2020 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/Services/ Other[1]	Corp/Elims	Total
Net Income/(Loss)	287	145	23	(206)	249
Plus:
Interest expense, net	—	3	1	93	97
Income tax	—	1	—	91	92
Depreciation and amortization	49	33	10	7	99
ARO Expense	22	3	3	—	28
Contract amortization	2	—	—	—	2
EBITDA	360	185	37	(15)	567
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	25	—	25
Acquisition-related transaction & integration costs	—	—	—	12	12
Reorganization costs	—	—	—	(1)	(1)
Deactivation costs	—	2	—	—	2
Other non recurring charges	2	(2)	3	(3)	—
Impairments	—	—	29	—	29
Mark to market (MtM) (gains)/losses on economic hedges	152	(45)	11	—	118
Adjusted EBITDA	514	140	105	(7)	752
1 Includes International and remaining renewables

Third Quarter 2020 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other[1]	Corp/Elim	Total
Operating revenues	1,991	623	159	(3)	2,770
Cost of fuel, purchased power and other cost of sales[2]	1,140	301	75	(1)	1,515
Economic gross margin[3]	851	322	84	(2)	1,255
Operations & maintenance and other cost of operations[4]	187	113	28	(1)	327
Selling, marketing, general & administrative	129	68	16	6	219
Provision for credit losses	24	1	1	—	26
Other (income)[5]	(3)	—	(66)	—	(69)
Adjusted EBITDA	514	140	105	(7)	752
1 Includes International and remaining renewables
2 Includes capacity, emissions credits, and TDSP expenses in Texas and East
3 Excludes MtM gain of $118 million and contract amortization of $2 million
4 Excludes deactivation costs of $2 million
5 Excludes acquisition-related transaction & integration costs of $12 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,809	—	(39)	—	—	2,770
Cost of operations (excluding depreciation and amortization shown below)	1,674	(2)	(157)	—	—	1,515
Depreciation and amortization	99	(99)	—	—	—	—
Gross margin	1,036	101	118	—	—	1,255
Operations & maintenance and other cost of operations	360	—	—	(4)	(29)	327
Selling, marketing, general & administrative	216	—	—	—	3	219
Provision for credit losses	26	—	—	—	—	26
Other expense/(income)[1]	185	(189)	—	—	(65)	(69)
Net Income/(Loss)	249	290	118	4	91	752
1 Other adj. includes adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $25 million and acquisition-related transaction & integration costs of $12 million

Appendix Table A-3: YTD Third Quarter 2021 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/Services/Other[1]	Corp/Elim	Total
Net Income/(Loss)	600	3,107	251	(1,344)	2,614
Plus:
Interest expense, net	1	(1)	9	364	373
Income tax	—	29	3	808	840
Loss on debt extinguishment	—	—	—	57	57
Depreciation and amortization	245	238	65	21	569
ARO Expense	10	9	2	—	21
Contract amortization	—	23	15	—	38
EBITDA	856	3,405	345	(94)	4,512
Winter Storm Uri Impact	1,211	(136)	(13)	8	1,070
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	1	—	55	—	56
Acquisition-related transaction & integration costs	1	—	—	80	81
Legal settlements	—	(15)	—	11	(4)
Deactivation costs	—	16	1	—	17
Gain on sale of business	—	—	(17)	(15)	(32)
Other non recurring charges	2	1	1	3	7
Impairments	—	306	—	—	306
Mark to market (MtM) (gains)/losses on economic hedges	(1,067)	(2,796)	(160)	—	(4,023)
Adjusted EBITDA	1,004	781	212	(7)	1,990
1 Includes International

YTD Third Quarter 2021 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/Other[1]	Corp/Elim	Total
Operating revenues	8,367	9,070	2,628	(4)	20,061
Cost of fuel, purchased power and other cost of sales[2]	6,791	7,340	2,172	1	16,304
Economic gross margin[3]	1,576	1,730	456	(5)	3,757
Operations & maintenance and other cost of operations[4]	656	423	177	(4)	1,252
Selling, marketing, general and administrative	434	388	128	32	982
Provision for credit losses	701	7	8	(1)	715
Other (income)[5]	(8)	(5)	(82)	(17)	(112)
Winter Storm Uri impact	(1,211)	136	13	(8)	(1,070)
Adjusted EBITDA	1,004	781	212	(7)	1,990
1 Includes International
2 Includes capacity, emissions credits, and TDSP expenses in Texas and East
3 Excludes MtM gains of $4,023 million and contract amortization of $38 million
4 Excludes deactivation costs of $17 million
5 Excludes acquisition-related transaction & integration costs of $81 million and legal settlements of ($4) million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.	Adjusted EBITDA
Operating revenues	19,943	19	99	—	(2,663)	13	17,411
Cost of operations (excluding depreciation and amortization shown below)	12,201	(20)	4,122	—	(3,052)	2	13,253
Depreciation and amortization	569	(569)	—	—	—	—	—
Gross margin	7,173	608	(4,023)	—	389	11	4,158
Operations & maintenance and other cost of operations	1,295	—	—	(36)	2	(9)	1,252
Selling, marketing, general & administrative	973	—	—	—	(23)	12	962
Provision for credit losses	715	—	—	—	(637)	—	78
Other expense/(income)[1]	1,576	(1,212)	—	—	(23)	(465)	(124)
Net Income/(Loss)	2,614	1,820	(4,023)	36	1,070	473	1,990
1 Other adj. includes impairments of $306 million, acquisition-related transaction & integration costs of $81 million, adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $56 million, and gain on sale of business of $32 million

Appendix Table A-4: YTD Third Quarter 2020 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/Services/Other[1]	Corp/Elims	Total
Net Income/ (Loss)	799	307	97	(520)	683
Plus:
Interest expense, net	—	10	2	272	284
Income tax	—	—	1	215	216
Loss on debt extinguishment	—	1	—	—	1
Depreciation and amortization	167	97	28	26	318
ARO Expense	29	14	4	(1)	46
Contract amortization	4	—	—	—	4
EBITDA	999	429	132	(8)	1,552
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	2	—	72	—	74
Acquisition-related transaction & integration costs	—	—	—	13	13
Reorganization costs	—	—	—	1	1
Deactivation costs	2	1	2	—	5
Gain on sale of business	—	—	—	(15)	(15)
Other non recurring charges	4	(1)	—	7	10
Impairments	18	—	29	—	47
Mark to market (MtM) (gains)/losses on economic hedges	62	(70)	(5)	—	(13)
Adjusted EBITDA	1,087	359	230	(2)	1,674
1 Includes International and remaining renewables

YTD Third Quarter 2020 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/Other[1]	Corp/Elim	Total
Operating revenues	4,927	1,669	401	(9)	6,988
Cost of fuel, purchased power and other cost of sales[2]	2,850	792	161	(4)	3,799
Economic gross margin[3]	2,077	877	240	(5)	3,189
Operations & maintenance and other cost of operations[4]	581	330	89	(3)	997
Selling, marketing, general & administrative	346	187	40	16	589
Provision for credit losses	69	4	—	1	74
Other (income)[5]	(6)	(3)	(119)	(17)	(145)
Adjusted EBITDA	1,087	359	230	(2)	1,674
1 Includes International and remaining renewables
2 Includes capacity, emissions credits, and TDSP expenses in Texas and East
3 Excludes MtM gain of $13 million and contract amortization of $4 million
4 Excludes deactivation costs of $5 million
5 Excludes acquisition-related transaction & integration costs of $13 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	7,066	—	(78)	—	—	6,988
Cost of operations (excluding depreciation and amortization shown below)	3,868	(4)	(65)	—	—	3,799
Depreciation and amortization	318	(318)	—	—	—	—
Gross margin	2,880	322	(13)	—	—	3,189
Operations & maintenance and other cost of operations	1,057	—	—	(14)	(46)	997
Selling, marketing, general & administrative	592	—	—	—	(3)	589
Provision for credit losses	74	—	—	—	—	74
Other expense/(income) [1]	474	(501)	—	—	(118)	(145)
Net Income/(Loss)	683	823	(13)	14	167	1,674
1 Other adj. includes adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $74 million, impairments $47 million, and gain on sale of business of $15 million

Appendix Table A-5: 2021 and 2020 Three Months Ended September 30 Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	September 30, 2021	September 30, 2020
Adjusted EBITDA	767	752
Winter Storm Uri loss	(21)	—
Interest payments	(143)	(68)
Income tax	(20)	(15)
Collateral / working capital / other	895	25
Cash Provided by Operating Activities	1,478	694
Winter Storm Uri:
Loss	21	—
C&I credits and remaining open accounts receivables	4	—
Net receipts from settlement of acquired derivatives that include financing elements	205	—
Merger and integration costs	16	12
Encina site improvement and GenOn pension	4	1
Effect of exchange rate changes on cash and cash equivalents	(3)	(2)
Proceeds from investment and asset sales	—	3
Adjustment for change in collateral	(1,274)	(38)
Nuclear decommissioning trust liability	(9)	(5)
Adjusted Cash Flow from Operating Activities	442	665
Maintenance Capital Expenditures, net	(47)	(39)
Environmental Capital Expenditures, net	—	(1)
Free Cash Flow Before Growth Investments (FCFbG)	395	625

Appendix Table A-6: 2021 and 2020 Nine Months Ended September 30 Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Nine Months Ended
($ in millions)	September 30, 2021	September 30, 2020
Adjusted EBITDA	1,990	1,674
Winter Storm Uri loss	(1,070)	—
Interest payments	(333)	(240)
Income tax	(8)	(19)
Collateral / working capital / other	1,276	(29)
Cash Provided by Operating Activities	1,855	1,386
Winter Storm Uri:
Loss	1,070	—
C&I credits and remaining open accounts receivables	(107)	—
Net receipts from settlement of acquired derivatives that include financing elements	396	—
Merger and integration costs	82	15
Encina site improvement and GenOn pension	19	4
Proceeds from investment and asset sales	—	15
Effect of exchange rate changes on cash and cash equivalents	(2)	(2)
Adjustment for change in collateral	(1,970)	(96)
Nuclear decommissioning trust liability	(36)	(42)
Adjusted Cash Flow from Operating Activities	1,307	1,280
Maintenance Capital Expenditures, net	(142)	(121)
Environmental Capital Expenditures, net	(2)	(2)
Free Cash Flow Before Growth Investments (FCFbG)	1,163	1,157

Appendix Table A-7: YTD Third Quarter 2021 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity through third quarter of 2021:

($ in millions)	Nine months ended September 30, 2021
Sources:
Cash provided by operating activities[1]	1,855
Proceeds from issuance of long-term debt	1,100
Proceeds from asset sales	198
Net receipts from settlement of acquired derivatives that include financing elements	396
Net sales of emission allowances	6
Uses:
Payments for acquisition of businesses, net of cash acquired	(3,534)
Funds deposited by counterparties	(1,729)
Decrease in Credit Facility	(88)
Growth investments and acquisitions, net	(75)
Maintenance and Environmental CapEx, net	(144)
Net investments/proceeds from nuclear decommission trust fund securities	(36)
Payments for share repurchase activity	(9)
Common Stock Dividends	(239)
Repayments of long-term debt and finance leases	(1,360)
Payments for debt extinguishment costs	(48)
Payments of debt issuance costs	(18)
Other Investing and Financing	(1)
Change in Total Liquidity	(3,726)
1 Cash provided by operating activities includes GenOn pension, Encina site improvements, and small book acquisitions

Appendix Table A-8: 2021 and 2022 Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Net (Loss)/Income, and the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

	2021	2022
($ in millions)	Guidance	Guidance
Net (loss)/Income[1]	$ (370) - (270)	$ 480 - 780
Winter Storm Uri	1,070	—
Interest expense, net	440	380
Income tax	(110)	210
Depreciation, amortization, contract amortization, and ARO Expense[2]	850	760
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	75	70
Impairments	306	—
Loss on debt extinguishment	57	—
Other costs[3]	80	50
Adjusted EBITDA	2,400 - 2,500	1,950 - 2,250
Interest payments, net	(440)	(395)
Income tax	(30)	(20)
Working capital / other assets and liabilities	(320)	(165)
Cash provided by Operating Activities	1,610-1,710	1,370 - 1,670
Adjustments: proceeds from investment and asset sales, collateral, GenOn pension, nuclear decommissioning trust liability	30	10
Adjusted Cash flow from Operations	1,640 - 1,740	1,380 - 1,680
Maintenance capital expenditures, net	(190) - (205)	(220) - (240)
Environmental capital expenditures, net	(5) - (10)	(5) - (10)
Free Cash Flow before Growth	$ 1,440 - 1,540	$ 1,140 - 1,440
1 For purposes of guidance fair value adjustments related to derivatives are assumed to be zero
2 Provisional amounts related to the Direct Energy acquisition are subject to revision until evaluations are completed; for details see Note 4 of NRG 3Q21 10Q
3 Includes deactivation costs and integration expenses

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.
EBITDA represents net income before interest expense (including loss on debt extinguishment), income taxes, depreciation and amortization, asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.
Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.
Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.
Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration, related restructuring costs, changes in the nuclear decommissioning trust liability, and the impact of extraordinary, unusual or non-recurring items. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors. The company excludes changes in the nuclear decommissioning trust liability as these amounts are offset by changes in the decommissioning fund shown in cash from investing.

Free cash flow (before Growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth investments as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth Investment is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth Investment is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth Investment is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.